As filed with the Securities and Exchange Commission on December 10, 2010.	File No. 333-160387

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	58-0687630

(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377

(Address of principal executive offices)	(Zip code)
2001 Stock Option and Incentive Award Plan, as Amended and Restated

(Full Title of the Plan)
Mr. Gilbert L. Danielson
Aaron’s, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305

(Name and Address of Agent for Service)
(404) 231-0011

(Telephone Number, Including Area Code, of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☑	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

DEREGISTRATION OF SECURITIES
     Aaron’s, Inc. (“the Registrant”) originally filed a Registration Statement on Form S-8, File Number 333-160387, with the Securities and Exchange Commission on July 1, 2009 (as amended, the “Registration Statement”), pursuant to which the Registrant registered for issuance under the Registrant’s 2001 Stock Option and Incentive Award Plan, as Amended and Restated, an aggregate of 5,000,000 shares of common stock, par value $.50 per share (the “Securities”)
     This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 5,000,000 shares of the Securities which is equal to all of the Securities that were registered for issuance pursuant to the Registration Statement and that remain unsold thereunder as of the date hereof.
     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the unsold Securities from registration.
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

24	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 10, 2010.

AARON’S, INC.
By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 10, 2010.

Signature	Position
* R. Charles Loudermilk, Sr.	Chairman of the Board of Directors
* Robert C. Loudermilk, Jr.	Chief Executive Officer (Principal Executive Officer), President and Director
* Gilbert L. Danielson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
* Robert P. Sinclair, Jr.	Vice President, Corporate Controller (Principal Accounting Officer)
* William K. Butler, Jr.	Chief Operating Officer and Director

Signature	Position
* Ronald W. Allen	Director
* Leo Benatar	Director
* David L. Kolb	Director
* John C. Portman, Jr.	Director
* Ray M. Robinson	Director
* John Schuerholz	Director

*By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Attorney-in-Fact (Pursuant to a Power of Attorney)

EXHIBIT INDEX

Exhibit Number	Description

24	Power of Attorney